EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Thomas & Betts Corporation:

We consent to incorporation by reference in the Registration Statements (No. 333-159029, No. 333-150725, No. 333-60074, No. 33-56789, No. 33-68370, No. 333-80435, No. 333-31290, No. 333-115320, No. 333-115321, and No. 333-122483) on Form S-8, and Registration Statement No. 333-155908 on Form S-3 of Thomas & Betts Corporation of our reports dated February 16, 2010, with respect to the consolidated balance sheets of Thomas & Betts Corporation and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, cash flows and shareholders’ equity and comprehensive income for each of the years in the three-year period ended December 31, 2009 and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K of Thomas & Betts Corporation.

/s/  KPMG LLP

KPMG LLP

Memphis, Tennessee
February 16, 2010